CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-173455) of Green Earth Technologies, Inc. (the “Company”) of our reports, dated September 28, 2010, except for Note 14 as to which the date is April 12, 2011, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 and 2010. We also consent to the reference to our firm under the heading “Experts” in the prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-173455).

/s/ Friedman LLP

East Hanover, New Jersey

May 3, 2011